UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

August 10, 2015 (August 4, 2015)

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-13831		74-2851603
(Commission File No.)		(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 4, 2015, Quanta Services, Inc. (“Quanta”) completed the previously announced sale of all of the issued and outstanding equity interests in Quanta Fiber Networks, Inc., a wholly owned subsidiary of Quanta (“Sunesys”), to CC SCN Fiber LLC (“CC Fiber”), a wholly owned subsidiary of Crown Castle International Corp. (“Crown Castle”), for an aggregate purchase price of approximately $1 billion in cash, resulting in estimated after-tax net proceeds of approximately $830 million (the “Transaction”). Sunesys, along with its wholly owned subsidiaries, owned all of Quanta’s fiber optic licensing operations.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, dated April 29, 2015, by and among Quanta, CC Fiber and Crown Castle, a copy of which was previously filed as Exhibit 2.1 to Quanta’s Form 8-K filed May 4, 2015.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information

The following unaudited pro forma condensed consolidated financial statements for Quanta, which give effect to the Transaction, are filed herewith as Exhibit 99.1 and are incorporated herein by reference:

(1)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2015; and

(2)	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2015 and the years ended December 31, 2014, 2013, and 2012.

(d) Exhibits

Exhibit No.	Description

99.1	Quanta Services, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2015	QUANTA SERVICES, INC.

	By:	/s/ DERRICK A. JENSEN
	Name:	Derrick A. Jensen
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Quanta Services, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Financial Statements